UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 14, 2010

(Date of earliest event reported)

Proginet Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30151	11-3264929
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, CA	94304	(650) 846-1000
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 15, 2010, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) among Proginet Corporation (“Proginet”), TIBCO Software Inc., a Delaware corporation (“TIBCO”), and Perseus Acquisition Corporation (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of TIBCO, TIBCO completed its acquisition of Proginet via the merger of Merger Sub with and into Proginet, with Proginet continuing as the surviving company in the merger and becoming a wholly owned subsidiary of TIBCO (the “Merger”). The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by Proginet’s board of directors and its stockholders. Proginet stockholders approved the Merger Agreement at a special meeting of Proginet stockholders held on September 14, 2010.

At the effective time and as a result of the Merger, each share of common stock of Proginet issued and outstanding immediately prior to the effective time of the Merger, other than shares owned by Proginet as treasury stock, was converted into the right to receive $1.15 in cash, without interest and less any applicable withholding taxes. In addition, outstanding options were canceled immediately prior to the effective time, and each option holder received, with respect to each cancelled option, the amount by which the $1.15 per share merger consideration exceeded the option exercise price, less any applicable withholding taxes.

The aggregate merger consideration to be paid by TIBCO in connection with the Merger will be equal to approximately $22.0 million.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Section 3 — Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the completion of the Merger on September 15, 2010, Proginet has notified OTC Corporate Actions that the Merger has been completed, and has been advised that quotation of Proginet common stock on the OTC Bulletin Board will be suspended. Proginet intends to file a certification on Form 15 requesting that Proginet’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended be suspended.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 2.01 is incorporated herein by this reference.

Section 5 — Corporate Governance and Management

Item 5.01.	Changes in Control of Registrant

As a result of the Merger, the Company became a wholly-owned subsidiary of TIBCO. The description of the Merger is contained in Item 2.01 above and is incorporated herein by this reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2010, at the effective time of the Merger, each of George T. Hawes, E. Kelly Hyslop, Amit K. Basak, Stephen Kezirian, Allen Wolpert and Sandison Weil, who constituted the Board of Directors of the Company prior to the Merger (the “Prior Directors”), resigned from their directorships of the Company and from all committees of which they were members. The resignation of the Prior Directors did not result from any disagreements with the Company regarding any matter related to the Company’s operations, policies or practices. Immediately following resignation of the Prior Directors and pursuant to the Merger Agreement, at the effective time of the Merger on September 15, 2010, the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of Proginet. As such, at the effective time, the size of the Board of Directors of Proginet was reduced to three members and each of William R. Hughes, Laura Malinasky and Sydney Carey became members of the Board of Directors of Proginet.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the officers of Merger Sub immediately prior to the effective time of the Merger became the officers of Proginet. As such, at the effective time of the Merger, on September 15, 2010, Vivek Y. Ranadivé was appointed President of Proginet and Sydney L. Carey was appointed as Treasurer of Proginet. Immediately prior to the effective time of the Merger, each of Sandison Weil, Proginet’s President and Chief Executive Officer, and Joseph Christel, Proginet’s Chief Financial Officer, resigned pursuant to the terms of the Merger Agreement.

Vivek Y. Ranadivé, age 52, has served as TIBCO’s Chief Executive Officer and Chairman of the Board of Directors since TIBCO’s inception in 1997. Mr. Ranadivé founded Teknekron Software Systems, Inc., TIBCO’s predecessor company, in 1985.

Sydney L. Carey, age 45, has served as TIBCO’s Executive Vice President, Chief Financial Officer, since January 2009, and has served in various capacities with TIBCO since January 2004. From February 2002 to January 2004, Ms. Carey was Chief Financial Officer of Vernier Networks. From December 2000 until February 2002, Ms. Carey was Chief Financial Officer of Pacific Broadband Communications.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on September 15, 2010, the Certificate of Incorporation of Proginet was amended and restated. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on September 15, 2010, the bylaws of Merger Sub as in effect at the Effective Time became the bylaws of Proginet. The amended and restated certificate of incorporation and amended and restated bylaws of Proginet are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by this reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of the Company was held on September 14, 2010 at 3:30 p.m. Eastern Time at the offices of Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174 (the “Special Meeting”). As of July 30, 2010, the date of record for determining the Proginet stockholders entitled to vote on the proposals presented at the Special Meeting, there were 17,226,624 shares of Proginet common stock issued and outstanding and entitled to vote at the Special Meeting. At the meeting, the holders of 11,943,617 shares of Proginet’s issued and outstanding common stock were represented in person or by proxy, constituting a quorum. The vote results detailed below represent final results as certified by the Inspector of Elections.

At the Special Meeting, the stockholders of the Company approved the proposal to adopt the Merger Agreement. The adoption of the Merger Agreement required the affirmative vote of a majority of the outstanding shares of Proginet common stock. The sole proposal voted on by Proginet’s stockholders was as follows:

To adopt the Merger Agreement:

For	Against	Abstain
11,918,551	24,566	500

Section 8 — Other Events

Item 8.01.	Other Events

On September 15, 2010, Proginet issued a press release regarding the results of the vote held at the Special Meeting and the anticipated closing date of the Merger.

A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger by and among Proginet Corporation, TIBCO Software Inc., and Perseus Acquisition Corporation, dated as of June 21, 2010 (incorporated by reference to Exhibit 2.1 to Proginet’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2010).

3.1	Certificate of Incorporation of Proginet Corporation

3.2	Bylaws of Proginet Corporation

99.1	Press Release issued by Proginet Corporation on September 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proginet Corporation

Date: September 17, 2010	By:	/S/ WILLIAM R. HUGHES
	Name:	William R. Hughes
	Title:	Secretary

EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and among Proginet Corporation, TIBCO Software Inc., and Perseus Acquisition Corporation, dated as of June 21, 2010 (incorporated by reference to Exhibit 2.1 to Proginet’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2010).

3.1	Certificate of Incorporation of Proginet Corporation

3.2	Bylaws of Proginet Corporation

99.1	Press Release issued by Proginet Corporation dated September 15, 2010